ZIMMER HOLDINGS, INC. AND SUBSIDIARIES	2004 FORM 10-K

Certification	Exhibit 99

Annual CEO Certification (Section 303A.12(a))
As the Chief Executive Officer of Zimmer Holdings, Inc. (“Company”), and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE’s Corporate Governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed as an attachment hereto.

By:	/s/ J. Raymond Elliott

Print Name: J. Raymond Elliott
Title: Chairman, President and Chief Executive Officer Date: June 8, 2004
71